As filed with the Securities and Exchange Commission on June [   ], 2003.
                                                     Registration No. 333-101301
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                                ACTIVISION, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                          95-4803544
    (State or other jurisdiction of          (I.R.S. Employer
     incorporation or organization)         Identification No.)

                           3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           -------------------------

                                Ronald Doornink
                                   President
                                Activision, Inc.
                           3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           -------------------------

                                   Copies To:
                                 Bryan Cave LLP
                          1290 Avenue of the Americas
                            New York, New York 10104
                     Attention: Kenneth L. Henderson, Esq.

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                   Subject to Completion, Dated June [ ], 2003

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS

                                  $500,000,000

                                ACTIVISION, INC.

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants
                                     Rights
                               Purchase Contracts
                                      Units

     We may offer from time to time the following types of securities:

     o our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

     o    shares of our preferred stock;

     o    shares of our common stock;

     o warrants to purchase any of the other securities that may be sold under this prospectus;

     o    rights to purchase preferred stock or common stock;

     o purchase contracts to acquire any of the other securities that may be sold under this prospectus; and

     o    any combination of these securities, individually or as units.

     The securities will have an aggregate initial offering price of up to $500,000,000. The securities may be offered separately or together in any combination and as separate series. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

     Together with this registration statement, we are concurrently filing on Form S-4 (Registration Number 333-101304) a registration statement for the sale of up to $250 million of any combination of securities detailed in that registration statement and a registration statement on Form S-3 (Registration Number 333-101271) for the sale of 165,584 shares of our common stock.

     Our principal executive offices are located at 3100 Ocean Park Boulevard, Santa Monica, California 90405, and our telephone number is (310) 255-2000.

     Our common stock is traded on the Nasdaq National Market under the symbol "ATVI." On June 19, 2003, the closing sale price of our common stock as reported by Nasdaq was $12.67 per share.

     We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

     Investing in our securities involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.


                     The date of this Prospectus is , 2003.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS.........................................................1

FORWARD-LOOKING STATEMENTS....................................................2

RISK FACTORS..................................................................2

ABOUT ACTIVISION.............................................................10

RATIOS OF EARNINGS TO FIXED CHARGES..........................................12

USE OF PROCEEDS..............................................................13

DESCRIPTION OF DEBT SECURITIES...............................................13

DESCRIPTION OF CAPITAL STOCK.................................................23

DESCRIPTION OF WARRANTS......................................................28

DESCRIPTION OF RIGHTS........................................................30

DESCRIPTION OF PURCHASE CONTRACTS............................................31

DESCRIPTION OF UNITS.........................................................31

PLAN OF DISTRIBUTION.........................................................31

LEGAL MATTERS................................................................32

EXPERTS......................................................................32

WHERE YOU CAN FIND MORE INFORMATION..........................................33

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................33

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, offer up to $500,000,000 aggregate public offering price of the debt securities, preferred stock, common stock, warrants, rights, purchase contracts and units. In this prospectus we will refer to the debt securities, preferred stock, common stock, warrants, rights, purchase contracts and units collectively as the "securities." This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's web site or at the SEC's offices referenced under the heading "Where You Can Find More Information."

                           FORWARD-LOOKING STATEMENTS

     We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words "anticipate," "believe," "may," "estimate," "expect," and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

     All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those discussed under "Risk Factors" in this prospectus and under "Business-Factors Affecting Future Performance" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the information set forth under the heading "Risk Factors."

                                  RISK FACTORS

     You should carefully consider the risks described below before investing in our securities. The occurrence of any of the following risks could harm our business and our prospects. In that event, our business may be negatively affected, the price of our stock may decline and you may lose part or all of your investment.

We depend on a relatively small number of brands for a significant portion of our revenues and profits.

     A significant portion of our revenues is derived from products based on a relatively small number of popular brands each year, and these products are responsible for a disproportionate amount of our profits. In addition, many of these products have substantial production or acquisition costs and marketing budgets. In fiscal 2003, 38% of our consolidated net revenues (52% of worldwide publishing net revenues) was derived from two brands, one of which accounted for 20% and the other of which accounted for 18% of consolidated net revenues (27% and 25%, respectively, of worldwide publishing net revenues). In fiscal 2002, two brands accounted for 35% of our consolidated net revenues (50% of worldwide publishing net revenues), one of which accounted for 31% and the other of which accounted for 4% of consolidated net revenues (44% and 6%, respectively, of worldwide publishing net revenues). We expect that a limited number of popular brands will continue to produce a disproportionately large amount of our revenues. Due to this dependence on a limited number of brands, the failure to achieve anticipated results by one or more products based on these brands may significantly harm our business and financial results.

Our future success depends on our ability to release popular products.

     The life of any one game product is relatively short, in many cases less than one year. It is therefore important for us to be able to continue to develop many high quality new products that are popularly received. If we are unable to do this, our business and financial results may be negatively affected.

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     We focus our development and publishing activities principally on products that are, or have the potential to become, franchise brand properties. Many of these products are based on intellectual property and other character or story rights acquired or licensed from third parties. These license and distribution agreements are limited in scope and time, and we may not be able to renew key licenses when they expire or to include new products in existing licenses. The loss of a significant number of our intellectual property licenses or of our relationships with licensors could have a material adverse effect on our ability to develop new products and therefore on our business and financial results. Additionally, the failure of intellectual property acquired by us to be popularly received could impact the market acceptance of our products in which the intellectual property is included. Such lack of market acceptance could result in the write-off of the unrecovered portion of acquired intellectual property assets, which could cause material harm to our business and financial results.

Transitions in console platforms have a material impact on the market for interactive entertainment software.

     When new console platforms are announced or introduced into the market, consumers typically reduce their purchases of game console entertainment software products for current console platforms in anticipation of new platforms becoming available. During these periods, sales of our game console entertainment software products can be expected to slow down or even decline until new platforms have been introduced and have achieved wide consumer acceptance. Each of the three current principal hardware producers launched a new platform in recent years. Sony made the first shipments of its PS2 console system in North America and Europe in the fourth quarter of calendar year 2000. Microsoft made the first shipments of its Xbox console system in North America in November 2001 and in Europe and Japan in the first quarter of calendar 2002. Nintendo made the first shipments of its GameCube console system in North America in November 2001 and in Europe in May 2002. Additionally, in June 2001, Nintendo launched its GBA hand-held device. Most recently, Sony announced that it would be entering the hand-held hardware market with the introduction of its hand-held gaming device, PlayStation Portable ("PSP"). PSP is currently expected to be released in the fourth quarter of calendar 2004. We estimate that the next hardware transition cycle will commence in late calendar 2005 or calendar 2006. Delays in the launch, shortages, technical problems or lack of consumer acceptance of these platforms and next generation platforms could adversely affect our sales of products for these platforms.

We must make significant expenditures to develop products for new platforms which may not be successful or released when anticipated.

     The interactive entertainment software industry is subject to rapid technological change. New technologies could render our current products or products in development obsolete or unmarketable. We must continually anticipate and assess the emergence and market acceptance of new interactive entertainment software platforms well in advance of the time the platform is introduced to consumers. New platforms have historically required the development of new software and also have the effect of undermining demand for products based on older technologies. Because product development cycles are difficult to predict, we must make substantial product development and other investments in a particular platform well in advance of introduction of the platform. If the platforms for which we develop new software products or modify existing products are not released on a timely basis or do not attain significant market penetration, or if we develop products for a delayed or unsuccessful platform, we may not be able to recover in revenues our development costs which could be significant and our business and financial results could be significantly harmed.

We are exposed to seasonality in the purchases of our products.

     The interactive entertainment software industry is highly seasonal, with the highest levels of consumer demand occurring during the year-end holiday buying season. As a result, our net revenues, gross profits and operating income have historically been highest during the second half of the year. Additionally, in a platform transition period, sales of game console software products can be significantly affected by the timeliness of introduction of game console platforms by the manufacturers of those platforms, such as Sony, Microsoft and

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Nintendo. The timing of hardware platform introduction is also often tied to holidays and is not within our control. If a hardware platform is released unexpectedly close to the holidays, this would result in a shortened holiday buying season and could negatively impact the sales of our products. Further, delays in development, licensor approvals or manufacturing can also affect the timing of the release of our products, causing us to miss key selling periods such as the year-end holiday buying season.

We depend on skilled personnel.

     Our success depends to a significant extent on our ability to identify, hire and retain skilled personnel. The software industry is characterized by a high level of employee mobility and aggressive recruiting among competitors for personnel with technical, marketing, sales, product development and management skills. We may not be able to attract and retain skilled personnel or may incur significant costs in order to do so. If we are unable to attract additional qualified employees or retain the services of key personnel, our business and financial results could be negatively impacted.

We depend on Sony, Nintendo and Microsoft for the manufacture of products that we develop for their hardware platforms.

     Generally, when we develop interactive entertainment software products for hardware platforms offered by Sony, Nintendo or Microsoft, the products are manufactured exclusively by that hardware manufacturer or their approved replicator. We pay a licensing fee to the hardware manufacturer for each copy of a product manufactured for that manufacturer's game platform.

     The agreements with these manufacturers include certain provisions such as approval rights over all products and related promotional materials and the ability to change the fee they charge for the manufacturing of products, that allow them substantial influence over our costs and the release schedule of our products. In addition, since each of the manufacturers is also a publisher of games for its own hardware platforms and manufactures products for all of its other licensees, a manufacturer may give priority to its own products or those of our competitors in the event of insufficient manufacturing capacity. Accordingly, Sony, Nintendo or Microsoft could cause unanticipated delays in the release of our products as well increases to our development, manufacturing, marketing or distribution costs, which could materially harm our business and financial results.

If our products contain defects, our business could be harmed significantly.

     Software products as complex as the ones we publish may contain undetected errors when first introduced or when new versions are released. Despite extensive testing prior to release, we cannot be certain that errors will not be found in new products or releases after shipment, that could result in loss of or delay in market acceptance. This loss or delay could significantly harm our business and financial results.

Inadequate intellectual property protections could prevent us from enforcing or defending our proprietary technology.

     We regard our software as proprietary and rely on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. We own or license various copyrights and trademarks. Although we provide "shrinkwrap" license agreements or limitations on use with our software, it is uncertain to what extent these agreements and limitations are enforceable. We are aware that some unauthorized copying occurs within the computer software industry, and if a significantly greater amount of unauthorized copying of our interactive entertainment software products were to occur, it could cause material harm to our business and financial results.

     Policing unauthorized use of our products is difficult, and software piracy can be a persistent problem, especially in some international markets. Further, the laws of some countries where our products are or may be

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distributed either do not protect our products and intellectual property rights to the same extent as the laws of the United States, or are poorly enforced. Legal protection of our rights may be ineffective in such countries. Moreover, as we leverage our software products using emerging technologies such as the Internet and online services, our ability to protect our intellectual property rights and to avoid infringing intellectual property rights of others may diminish. We cannot be certain that existing intellectual property laws will provide adequate protection for our products in connection with these emerging technologies.

We may be subject to intellectual property claims.

     As the number of interactive entertainment software products increases and the features and content of these products continue to overlap, software developers increasingly may become subject to infringement claims. Many of our products are highly realistic and feature materials that are based on real world examples, which may inadvertently infringe upon the intellectual property rights of others. Our products often utilize complex, cutting edge technology that may become subject to the intellectual property rights of others. Although we believe that we make reasonable efforts to ensure that our products do not violate the intellectual property rights of others, it is possible that third parties still may claim infringement. From time to time, we receive communications from third parties regarding such claims. Existing or future infringement claims against us, whether valid or not, may be time consuming and expensive to defend.

     Intellectual property litigation or claims could force us to do one or more of the following:

o Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

o Obtain a license from the holder of the infringed intellectual property, which if available at all, may not be available on commercially favorable terms; or

o Redesign the effected interactive entertainment software products, which could cause us to incur additional costs, delay introduction and possibly reduce commercial appeal of our products.

Any of these actions may cause material harm to our business and financial results.

We rely on independent third parties to develop some of our software products.

     We rely on independent third-party interactive entertainment software developers to develop some of our software products. Since we depend on these developers in the aggregate, we remain subject to the following risks:

o Continuing strong demand for developers' resources, combined with the recognition they receive in connection with their work, may cause developers who worked for us in the past either to work for our competitors in the future or to renegotiate our agreements with them on terms less favorable for us.

o Limited financial resources and business expertise and inability to retain skilled personnel may force developers out of business prior to completing our products or require us to fund additional costs.

o Our competitors may acquire the businesses of key developers or sign them to exclusive development arrangements. In either case, we would not be able to continue to engage such developers' services for our products, except for those that they are contractually obligated to complete for us.

     Increased competition for skilled third-party software developers also has compelled us to agree to make significant advance payments on royalties to game developers. If the products subject to these arrangements do not generate sufficient revenues to recover these royalty advances, we would have to write-off unrecovered portions of these payments, which could cause material harm to our business and financial results. Typically, we pay

                                       5

developers a royalty based on a percentage of net revenue, less agreed upon deductions, but in a few cases, we have agreed to pay developers fixed per unit product royalties after royalty advances are fully recouped. To the extent that sales prices of products on which we have agreed to pay a fixed per unit royalty are marked down, our profitability could be adversely affected.

We operate in a highly competitive industry.

     The interactive entertainment software industry is intensely competitive and new interactive entertainment software products and platforms are regularly introduced. Our competitors vary in size from small companies to very large corporations with significantly greater financial, marketing and product development resources than we have. Due to these greater resources, certain of our competitors can spend more money and time on developing and testing products, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, pay higher fees to licensors for desirable motion picture, television, sports and character properties and pay more to third-party software developers than we can. We believe that the main competitive factors in the interactive entertainment software industry include: product features and playability; brand name recognition; compatibility of products with popular platforms; access to distribution channels; quality of products; ease of use; price; marketing support; and quality of customer service.

     We compete primarily with other publishers of personal computer and video game console interactive entertainment software. Significant third-party software competitors currently include, among others: Atari, Inc.; Capcom Co. Ltd.; Eidos PLC; Electronic Arts Inc.; Konami Company Ltd.; Namco Ltd.; Sega Enterprises, Ltd.; Take-Two Interactive Software, Inc.; THQ Inc.; Ubi Soft Entertainment and Vivendi Universal Publishing. In addition, integrated video game console hardware and software companies such as Sony Computer Entertainment, Nintendo Co. Ltd. and Microsoft Corporation compete directly with us in the development of software titles for their respective platforms.

     We also compete with other forms of entertainment and leisure activities. For example, we believe that the overall growth in the use of the Internet and online services by consumers may pose a competitive threat if customers and potential customers spend less of their available time using interactive entertainment software and more using the Internet and online services.

We may face difficulty obtaining access to retail shelf space necessary to market and sell our products effectively.

     Retailers of our products typically have a limited amount of shelf space and promotional resources, and there is intense competition among consumer interactive entertainment software products for high quality retail shelf space and promotional support from retailers. To the extent that the number of products and platforms increases, competition for shelf space may intensify and may require us to increase our marketing expenditures. Retailers with limited shelf space typically devote the most and highest quality shelf space to those products expected to be best sellers. We cannot be certain that our new products will consistently achieve such "best seller" status. Due to increased competition for limited shelf space, retailers and distributors are in an increasingly better position to negotiate favorable terms of sale, including price discounts, price protection, marketing and display fees and product return policies. Our products constitute a relatively small percentage of any retailer's sales volume, and we cannot be certain that retailers will continue to purchase our products or to provide our products with adequate levels of shelf space and promotional support on acceptable terms. A prolonged failure in this regard may significantly harm our business and financial results.

Our sales may decline substantially without warning and in a brief period of time because we generally do not have long-term contracts for the sale of our products.

     In the United States and Canada, we primarily sell our products on a direct basis to mass-market retailers, consumer electronics stores, discount warehouses and office super-stores. Our products are sold internationally on a direct-to-retail basis, through third-party distribution and licensing arrangements and through our wholly-owned

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European distribution subsidiaries. Our sales are made primarily on a purchase order basis without long-term agreements or other forms of commitments. Our largest customer, Wal-Mart, accounted for approximately 16% and 14% of our consolidated net revenues for fiscal 2003 and 2002, respectively. The loss of, or significant reduction in sales to, any of our principal retail customers or distributors could significantly harm our business and financial results.

We may permit our customers to return our products and to receive pricing concessions which could reduce our net revenues and results of operations.

     We are exposed to the risk of product returns and price protection with respect to our distributors and retailers. Return policies allow distributors and retailers to return defective, shelf-worn and damaged products in accordance with terms granted. Price protection, when granted and applicable, allows customers a credit against amounts they owe us with respect to merchandise unsold by them. We may permit product returns from, or grant price protection to, our customers under certain conditions. The conditions our customers must meet to be granted the right to return products or price protection are, among other things, compliance with applicable payment terms, delivery to us of weekly inventory and sell-through reports, and consistent participation in the launches of our premium title releases. We may also consider other factors, including the facilitation of slow-moving inventory and other market factors. When we offer price protection, we offer it with respect to a particular product to all of our retail customers; however, only those customers who meet the conditions detailed above can avail themselves of such price protection. We also offer a 90-day limited warranty to our end users that our products will be free from manufacturing defects. Although we maintain a reserve for returns and price protection, and although we may place limits on product returns and price protection, we could be forced to accept substantial product returns and provide substantial price protection to maintain our relationships with retailers and our access to distribution channels. Product returns and price protection that exceed our reserves could significantly harm our business and financial results.

Limitations on the use of cookies to collect information may reduce our ability to develop online profiles and aggregate Internet user information.

     Our technology currently uses "cookies," or small files of information placed on a user's computer, to collect information about an Internet user's visits to various web sites. This collection of behavioral information can be accomplished without the user's knowledge or consent. Most currently available Internet browsers allow users to modify their browser settings to prevent cookies from being stored on their computer without their knowledge. Users can also delete cookies from their computer at any time, and widely-available software allows Internet users to sweep all cookies from their computers. We are not aware of any reliable method to ascertain whether Internet users are deleting their cookie files. If a large number of Internet users refuse, disable or delete their cookie files, the number of profiles to which we have access would decrease, the collection of our statistics based on cookies would be impaired and the value of our services based on these profiles and statistics would decrease.

     Some privacy advocates and governmental officials have suggested restricting or eliminating the use of cookies without the Internet user's consent. If we were required to obtain consent before delivering a cookie or if the use or effectiveness of cookies is limited, we would be required to switch to alternative technologies to collect user profile information. Alternative technologies may be unavailable or substantially less effective than cookies. Creating replacement technology for cookies could require us to expend significant time and resources. We may be unable to complete this alternative technology development in time to avoid negative consequences to our business, and the replacement methods we develop may not be commercially feasible.

We may be burdened with payment defaults and uncollectible accounts if our distributors or retailers cannot honor their credit arrangement with us.

     Distributors and retailers in the interactive entertainment software industry have from time to time experienced significant fluctuations in their businesses, and a number of them have failed. The insolvency or

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business failure of any significant retailer or distributor of our products could materially harm our business and financial results. We typically make sales to most of our retailers and some distributors on unsecured credit, with terms that vary depending upon the customer's credit history, solvency, credit limits and sales history, as well as whether we can obtain sufficient credit insurance. Although, as in the case with most of our customers, we have insolvency risk insurance to protect against our customers' bankruptcy, insolvency or liquidation, this insurance contains a significant deductible and a co-payment obligation, and the policy does not cover all instances of non-payment. In addition, although we maintain a reserve for uncollectible receivables, the reserve may not be sufficient in every circumstance. As a result, a payment default by a significant customer could significantly harm our business and financial results.

We may not be able to maintain our distribution relationships with key vendors.

     Our CD Contact, NBG and CentreSoft subsidiaries distribute interactive entertainment software and hardware products and provide related services in the Benelux countries, Germany and the United Kingdom, respectively, and via export, in other European countries for a variety of entertainment software publishers, many of which are our competitors, and hardware manufacturers. These services are generally performed under limited term contracts. Although we expect to use reasonable efforts to retain these vendors, we may not be successful in this regard. The cancellation or non-renewal of one or more of these contracts could significantly harm our business and financial results. Sony, Nintendo and Microsoft products accounted for approximately 32%, 7% and 5%, respectively, of our worldwide net distribution revenues for fiscal 2003.

Our international revenues may be subject to regulatory requirements as well as currency fluctuations.

     Our international revenues have accounted for a significant portion of our total revenues. International sales and licensing accounted for 50%, 49% and 43% of our total net revenues in fiscal 2003, 2002 and 2001, respectively. We expect that international revenues will continue to account for a significant portion of our total revenues in the future. International sales may be subject to unexpected regulatory requirements, tariffs and other barriers. Additionally, foreign sales that are made in local currencies may fluctuate. We have and may continue to engage in limited currency hedging activities. Although exposure to currency fluctuations to date has been insignificant, fluctuations in currency exchange rates may in the future have a material negative impact on revenues from international sales and licensing and thus our business and financial results.

Our software may be subject to governmental restrictions or rating systems.

     Legislation is periodically introduced at the local, state and federal levels in the United States and in foreign countries to establish a system for providing consumers with information about graphic violence and sexually explicit material contained in interactive entertainment software products. In addition, many foreign countries have laws that permit governmental entities to censor the content and advertising of interactive entertainment software. We believe that mandatory government-run rating systems eventually may be adopted in many countries that are significant markets or potential markets for our products. We may be required to modify our products or alter our marketing strategies to comply with new regulations, which could delay the release of our products in those countries. Due to the uncertainties regarding such rating systems, confusion in the marketplace may occur, and we are unable to predict what effect, if any, such rating systems would have on our business.

     In addition to such regulations, certain retailers have in the past declined to stock some of our products because they believed that the content of the packaging artwork or the products would be offensive to the retailer's customer base. Although to date these actions have not caused material harm to our business, we cannot assure you that similar actions by our distributors or retailers in the future would not cause material harm to our business.

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Our software may be subject to legal claims.

     In prior fiscal years, two lawsuits, Linda Sanders, et al. v. Meow Media, Inc., et al., United States District Court for the District of Colorado, and Joe James, et al. v. Meow Media, Inc., et al., United States District Court for the Western District of Kentucky, Paducah Division, have been filed against numerous video game companies, including us, by the families of victims who were shot and killed by teenage gunmen in attacks perpetrated at schools. These lawsuits allege that the video game companies manufactured and/or supplied these teenagers with violent video games, teaching them how to use a gun and causing them to act out in a violent manner. Both lawsuits referenced in this paragraph have been dismissed. However, it is possible that similar, additional lawsuits may be filed in the future. Although our general liability insurance carrier has agreed to defend us in such lawsuits, it is uncertain whether the insurance carrier would cover all or any amounts which we might be liable for if such future lawsuits are not decided in our favor. If such future lawsuits are filed and ultimately decided against us and our insurance carrier does not cover the amounts we are liable for, it could have a material adverse effect on our business and financial results. Payment of significant claims by insurance carriers may make such insurance coverage materially more expensive or unavailable in the future, thereby exposing our business to additional risk.

We may face limitations on our ability to integrate additional acquired businesses or to find suitable acquisition opportunities.

     We intend to pursue additional acquisitions of companies, properties and other assets that can be purchased or licensed on acceptable terms and which we believe can be operated or exploited profitably. Some of these transactions could be material in size and scope. Although we continue to search for additional acquisition opportunities, we may not be successful in identifying suitable acquisitions. As the interactive entertainment software industry continues to consolidate, we face significant competition in seeking and consummating acquisition opportunities. We may not be able to consummate potential acquisitions or an acquisition may not enhance our business or may decrease rather than increase our earnings. In the future, we may issue additional shares of our common stock in connection with one or more acquisitions, which may dilute our existing shareholders. Future acquisitions could also divert substantial management time and result in short-term reductions in earnings or special transaction or other charges. In addition, we cannot guarantee that we will be able to successfully integrate the businesses that we may acquire into our existing business. Our shareholders may not have the opportunity to review, vote on or evaluate future acquisitions.

Our shareholder rights plan, charter documents and other agreements may make it more difficult to acquire us without the approval of our Board of Directors.

     We have adopted a shareholder rights plan under which one right entitling the holder to purchase one one-hundredth (1/100) of a share of our Series A Junior Preferred Stock price at an exercise price of $40 per share (subject to adjustment) is attached to each outstanding share of common stock. Such shareholder rights plan makes an acquisition of control in a transaction not approved by our Board of Directors more difficult. Our Amended and Restated By-laws have advance notice provisions for nominations for election of nominees to the Board of Directors which may make it more difficult to acquire control of us. Our long-term incentive plans provide for acceleration of stock options following a change in control, which has the effect of making an acquisition of control more expensive. In addition, some of our officers have severance compensation agreements that provide for substantial cash payments and accelerations of other benefits in the event of a change in control. These agreements and arrangements may also inhibit a change in control and may have a negative effect on the market price of our common stock.

Our reported financial results could be affected if significant changes in current accounting principles are adopted.

     Recent actions and public comments from the Securities and Exchange Commission have focused on the integrity of financial reporting generally. Similarly, Congress has considered a variety of bills that could affect certain accounting principles. The Financial Accounting Standards Board and other regulatory accounting agencies

                                       9

have recently introduced several new or proposed accounting standards, such as accounting for stock options, some of which represent a significant change from current practices. Changes in our accounting for stock options could materially increase our reported expenses.

Our stock price is highly volatile.

     The trading price of our common stock has been and could continue to be subject to wide fluctuations in response to many factors, including:

o    Quarter to quarter variations in results of operations

o    Our announcements of new products

o    Our competitors' announcements of new products

o    Our product development or release schedule

o General conditions in the computer, software, entertainment, media or electronics industries and in the economy

o Timing of the introduction of new platforms and delays in the actual release of new platforms

o    Changes in earnings estimates or buy/sell recommendations by analysts

o Investor perceptions and expectations regarding our products, plans and strategic position and those of our competitors and customers

     In addition, the public stock markets experience extreme price and trading volume volatility, particularly in high technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons often unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.


We seek to manage our business with a view to achieving long-term results, and this could have a negative effect on short-term trading.

     We focus on creation of shareholder value over time, and we intend to make decisions that will be consistent with this long-term view. As a result, some of our decisions, such as whether to make or discontinue operating investments, manage our balance sheet and capital structure, or pursue or discontinue strategic initiatives, may be in conflict with the objectives of short-term traders. Further, our quarterly or other short-term results of operations could be adversely affected.

We do not pay cash dividends on our common stock.

     We have not paid any cash dividends on our common stock nor do we anticipate paying cash dividends in the near future.

                                ABOUT ACTIVISION

     We are a leading international publisher of interactive entertainment software products. We have built a company with a diverse portfolio of products that spans a wide range of categories and target markets and that is used on a variety of game hardware platforms and operating systems. We have created, licensed and acquired a group of highly recognizable brands which we market to a growing variety of consumer demographics. Our fiscal

                                       10

2003 product portfolio included such products as Tony Hawk's Pro Skater 4, Spider-Man: The Movie, Tenchu: Wrath of Heaven and Street Hoops.

     Our products cover game categories such as action/adventure, action sports, racing, role-playing, simulation, first-person action and strategy. We currently offer our products in versions that operate on systems such as the Sony PlayStation 2 ("PS2"), Sony PlayStation ("PS1"), Nintendo GameCube ("GameCube"), Microsoft Xbox ("Xbox"), Nintendo Game Boy Advance ("GBA") and the personal computer ("PC"). Our target audiences range from game enthusiasts and children to mass-market consumers and "value" buyers.

     Our publishing business involves the development, marketing and sale of products, either directly, by license or through our affiliate label program with third-party publishers. Our distribution business consists of operations in Europe that provide logistical and sales services to third-party publishers of interactive entertainment software, our own publishing operations and manufacturers of interactive entertainment hardware.

     Our objective is to be a worldwide leader in the development, publishing and distribution of quality interactive entertainment software products that deliver a highly satisfying consumer entertainment experience. Our business strategy and the key components of our business operations that could impact our business are detailed below.

     Create and Maintain Diversity in Product Mix, Platforms and Markets. We believe that maintaining a diversified mix of products can reduce our operating risks and enhance profitability. Therefore, we develop and publish products spanning a wide range of product categories, including action/adventure, action sports, racing, role-playing, simulation, first-person action and strategy. We also develop products designed for target audiences ranging from game enthusiasts and children to mass-market consumers and "value" buyers. Presently, we concentrate on developing, publishing and distributing products that operate on PS2, GameCube and Xbox console systems, GBA hand-held device and the PC. We typically offer our products for use on multiple platforms in order to reduce the risks associated with any single platform, leverage our costs over a larger installed hardware base and increase unit sales.

     Create, Acquire and Maintain Strong Brands. We focus development and publishing activities principally on products that are, or have the potential to become, franchise properties with sustainable consumer appeal and brand recognition. These products can then serve as the basis for sequels, prequels and related new products that can be released over an extended period of time. We believe that the publishing and distribution of products based in large part on franchise properties enhances predictability of revenues and the probability of high unit volume sales and operating profits. We have entered into a series of strategic relationships with the owners of intellectual property pursuant to which we have acquired the rights to publish products based on franchises such as Marvel Comics' properties including Spider-Man, X-MEN, Iron Man and Fantastic Four and various Disney properties. We have additionally entered into exclusive licensing agreements to develop and publish video games based on the best-selling children's book series, Lemony Snicket's "A Series of Unfortunate Events" which is being developed into a feature film, as well as for DreamWorks SKG's Shrek 2 and three other upcoming computer-animated films, Sharkslayer, Madagascar and Over the Hedge and their sequels. We have capitalized on the success of our Tony Hawk's Pro Skater products to sign long-term agreements, many of which are exclusive, with Tony Hawk and numerous other action sports athletes. We also have created a limited number of new intellectual properties, such as True Crime: Streets of L.A. and Call of Duty, that we believe have the potential to join this list of franchise properties.

     Execute Disciplined Product Selection and Development Processes. The success of our publishing business depends, in significant part, on our ability to develop high quality games that will generate high unit volume sales. Our publishing units have implemented a formal control process for the selection, development, production and quality assurance of our products. We apply this process, which we refer to as the "Greenlight Process," to all of our products, whether externally or internally developed. The Greenlight Process includes in-depth reviews of each project at five important stages of development by a team that includes many of our highest-

                                       11

ranking operating managers and coordination between our sales and marketing personnel and development staff at each step in the process.

     We develop our products using a combination of our internal development resources and external development resources acting under contract with us, some of which are independent and in some of which we are a capital investor. We typically select our external developers based on their track record and expertise in producing products in the same category. One developer will often produce the same game for multiple platforms and will produce sequels to the original game. We believe that selecting and using development resources in this manner allows us to strengthen and leverage the particular expertise of our internal and external development resources that we anticipate will add to the quality of our products.

     Continue to Improve Profitability. We continually strive to successfully manage risk and increase our operating leverage and efficiency with the goal of increased profitability. We believe the key factor affecting our profitability will be the success rate of our product releases. Therefore, our product selection and development process includes, as a significant component, periodic evaluations of the expected commercial success of products under development. Through this process, titles that we determine to be less promising are discontinued before we incur additional development costs or, if necessary, corrections are made in the development process. In addition, our focus on cross platform releases and branded products will, we believe, contribute to this strategic goal.

     We continue to focus on increasing our margins. We have acquired certain experienced and specialized developers in instances where we can enhance profitability through the elimination of royalty obligations. Additionally, we often rely on independent third-party interactive entertainment software developers to develop some of our software products, thereby taking advantage of specialized third-party developers without incurring the fixed overhead obligations associated with increased internally employed staff.

     Our sales and marketing operations work with our studio resources to increase the visibility of new product launches and to coordinate the timing and promotion of product releases. Our finance and administration and sales and marketing personnel work together to improve inventory management and receivables collections. We have broadly instituted objective-based reward programs that provide incentives to management and staff throughout the organization to produce results that meet our financial objectives.

     Grow Through Continued Strategic Acquisitions and Alliances. The interactive entertainment industry is consolidating, and we believe that success in this industry will be driven in part by the ability to take advantage of scale. Specifically, smaller companies are more capital constrained, enjoy less predictability of revenues and cash flow, lack product diversity and must spread fixed costs over a smaller revenue base. Several industry leaders are emerging that combine the entrepreneurial and creative spirit of the industry with professional management, the ability to access the capital markets and the ability to maintain favorable relationships with developers, intellectual property owners and retailers. Through 14 completed acquisitions since 1997, we believe that we have successfully diversified our operations, our channels of distribution, our development talent pool and our library of titles, and have emerged as one of the industry's leaders. We intend to continue to evaluate the expansion of our resources through acquisitions, strategic relationships and key license transactions. We intend to focus on expanding our intellectual property library through key license transactions and strategic relationships with intellectual property owners and to continue to evaluate opportunities to increase our development capacity through the acquisition of or investment in selected experienced development firms.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

                                              Year Ended March 31,
                                 ----------------------------------------------
                                   1999     2000      2001     2002      2003
                                 ----------------------------------------------

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Ratio of earnings
  to fixed charges..........       4.66      A        4.00     28.95    30.24

A Due to the loss in fiscal year 2000, the ratio coverage was less than 1:1. Additional earnings of $38.6 million must be generated to achieve coverage of 1:1.

     In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before loss from equity investees, income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense and rental expense representative of the interest factor.

     As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

                                 USE OF PROCEEDS

     Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions and other business combinations. We may invest funds that we do not immediately require in marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations. We use the term "senior debt securities" to refer to the unsecured and unsubordinated obligations. We use the term "subordinated debt securities" to refer to the subordinated obligations. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

     Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture, which will describe the specific terms of the debt securing series. We use the term "indenture" to refer to the senior debt securities indenture or the subordinated debt securities indenture. We use the term "indentures" to refer both the senior debt securities indenture and the subordinated debt securities indenture. We use the term "trustee" to refer to the trustee named in the senior debt securities indenture or the subordinated debt securities indenture. We use the term "trustees" to refer to both the trustee named in the senior debt securities indenture and the subordinated debt securities indenture.

     The following summary of selected provisions that will be in indentures and in the debt securities is not complete. Before making an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture, which will be filed with the Securities and Exchange Commission in connection with the offering of the specific debt securities.

     Some of our operations are conducted through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to

                                       13

receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

General

     We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct, unsecured obligations.

     The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

     o    the title of the series of debt securities;

     o whether the debt securities of the series will be senior debt securities or subordinated debt securities;

     o any limit on the aggregate principal amount of debt securities of the series;

     o    the name of the trustee and its corporate trust office;

     o whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

     o any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

     o the price or prices at which the debt securities of the series will be issued;

     o the person to whom any interest will be payable on any debt securities of the series, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

     o the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

     o the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

     o the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

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     o the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

     o the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

     o our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

     o our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

     o the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000;

     o the currency or currencies, including composite currencies, of payment of principal or premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

     o if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

     o if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

     o if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

     o whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

                                       15

     o whether the debt securities of the series are issuable upon the conversion or exchange of other debt or equity securities, and, if so, the terms and conditions upon which the issuance will be effected, including the time, manner and place for the issuance;

     o any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

     o whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

     o whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

     o any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

     o any special United States federal income tax considerations applicable to the debt securities of the series; and

     o any other terms of the debt securities of the series not inconsistent with the provisions of the applicable indenture.

     The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

     Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than United States dollars will be set forth in the applicable prospectus supplement.

     The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Subordination of Subordinated Debt Securities

                                       16

     Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the payment of the principal of, premium, if any, and interest on any subordinated debt securities will rank junior in right of payment to the prior payment in full of all senior indebtedness.

Form, Exchange, Registration and Transfer

     The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "--Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities of any series may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities of any series that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     In the event of any redemption of debt securities of any series, we will not be required to:

     o issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     o register the transfer of, or exchange any debt securities of the series or portion thereof, called for redemption, except the unredeemed portion of any being redeemed in part.

Covenants

     All covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities.

Payment and Paying Agents

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities of the series will be made at an office of the agency designated by us in accordance with the applicable indenture, except that at our option, payment of principal and premium, if any, or interest also may be made by check payable to payee and mailed to the address of payee as it appears in the debt securities registrar or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities of a series will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

                                       17

Global Debt Securities

     The debt securities of a series may be issued in whole or in the form of one or more fully registered global securities. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. Global debt securities are expected to be deposited with the Depository Trust Company. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until a debt security is exchanged in whole or in part for the individual debt security represented thereby, a debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions or persons, commonly known as participants, that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary, or its nominee, is the registered holder and owner of such global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder for all purposes of the debt securities and for all purposes under the applicable indenture. Except as set forth below or as otherwise provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under the applicable indenture or such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture of such global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or if an owner of a beneficial interest in a global security desires to take any action that the depositary, as the holder of such global security is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such actions or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments of principal of and premium, if any, and interest, if any, on debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner and holder of such global security, against surrender of the debt securities at the principal corporate trust office of the trustee. Interest payments will be made at the principal corporate trust office of the trustee or by a check mailed to the holder at its registered address. Payment in any other manner will be specified in the prospectus supplement.

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     We expect that the depositary, upon receipt of any payment of principal, premium, if any, of interest, if any, in respect of a global security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary. We expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participant. We are not responsible or liable (and neither is the trustee or our agent) for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in such global security owning through such participants.

     Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary.

     Unless otherwise provided in the applicable prospectus supplement, debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor as such global security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if:

     o the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for such global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

     o we, in our sole discretion, determine not to have all of the debt securities represented by a global security and notify the trustee thereof; or

     o there shall have occurred and be continuing an event of default or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to the debt securities.

     Any debt security that is exchangeable pursuant to the preceding sentence is exchangeable for debt securities registered in such names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security. Subject to the foregoing, a global security is not exchangeable except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Events of Default

     Unless otherwise indicated in an applicable prospectus supplement, each indenture will provide that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

     Under each indenture, unless otherwise specified in an applicable prospectus supplement with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

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     o default in payment of the principal of any debt security of the series or any required sinking fund payment;

     o default in payment of any interest or other amounts on any debt security of the series when due, continuing for 30 days;

     o with respect to each series of debt securities, failure to perform any other of our covenants applicable to that series, which failure continues for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series specifying such failure, requiring it to be remedied and stating that such notice is a "Notice of Default";

     o    specified events of bankruptcy or insolvency; and

     o any other event of default applicable to a series of debt securities as set forth in the applicable prospectus supplement.

     The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default under the debt securities of a series, other than a payment default, if it determines that withholding the notice is in the interests of the holders.

     The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction. Unless otherwise specified in an applicable prospectus supplement with respect to a series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless:

     o the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

     o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

     o the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

     o the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

     o the trustee has failed to comply with the request within the 60-day period.

     Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding

                                       20

debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series, or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "-Modification and Waiver," below.

     Unless otherwise specified in an applicable prospectus supplement, each indenture will provide for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

     Except as otherwise described in the applicable prospectus supplement, the indentures will permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

     o to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

     o to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

     o to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

     o to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

     o to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

     o    to cure any ambiguity, defect or inconsistency;

     o to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

     o to add events of default for the benefit of all or any series of debt securities;

     o    to secure the debt securities; or

     o to make any other change that does not adversely affect the rights of any holder of the debt securities.

                                       21

     Each indenture will also permit us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security affected thereby:

     o change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

     o reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

     o reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

     o change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

     o impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

     o reduce the percentage of the outstanding debt securities of any series necessary to modify or amend the indenture;

     o modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

     o in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

     Holders of not less than a majority of the principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants described above with respect to the debt securities of that series.

Discharge and Defeasance

     Unless otherwise indicated in an applicable prospectus supplement, we will be able to discharge all of our obligations, other than administrative obligations such as facilitating transfers and exchanges of certificates and replacement of lost or mutilated certificates, relating to a series of debt securities under an indenture by depositing cash and/or U.S. Government obligations with the trustee in an amount sufficient to make all of the remaining payments of principal, premium and interest on those debt securities when those payments are due. We can do this only if we have delivered to the trustee, among other things, an opinion of counsel based on a United States Internal Revenue Service ruling or other change in U.S. federal income tax law stating that holders will not recognize any gain or loss for U.S. federal income tax purposes as a result of this deposit.

     Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

                                       22

The Trustees under the Indentures

     The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

     The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

     The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Conversion or Exchange

     If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities, the specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws that are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

     Under our Amended and Restated Certificate of Incorporation, as amended, our authorized capital stock consists of 130,000,000 shares of stock, $.000001 par value per share, consisting of 125,000,000 shares of common stock, 3,750,000 shares of serial preferred stock and 1,250,000 shares of Series A Junior Preferred Stock. As of June 9, 2003, we had 87,869,928 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

     Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which

                                       23

means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to such distributions as may be declared from time to time by our Board of Directors out of funds legally available. We have not paid, and have no current plans to pay, cash dividends on our common stock. We intend to retain all earnings for use in our business.

     Holders of common stock have no conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of holders of our common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock.

     The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock. At present, no shares of preferred stock are outstanding. Each share of common stock includes a right to purchase one one-hundredth of a share of Series A Junior Preferred Stock pursuant to a rights agreement between us and Continental Stock Transfer & Trust Company, as rights agent. As of June 9,
2003, we had approximately 2,900 stockholders of record, excluding banks, brokers and depository companies that are stockholders of record for the account of beneficial owners.

     The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shareholder Rights Plan

     On April 18, 2000, our board of directors approved a shareholders rights plan. Under the rights plan, each common shareholder at the close of business on April 19, 2000 received a dividend of one right for each share of common stock held. Each right represents the right to purchase one one-hundredth (1/100) of a share of our Series A Junior Preferred Stock at an exercise price of $40.00. Initially, the rights are represented by our common stock certificates and are neither exercisable nor traded separately from our common stock. The rights will only become exercisable if a person or group acquires 15% or more of our common stock, or announces or commences a tender or exchange offer which would result in the bidder's acquiring 15% or more of our common stock.

     In the event that any person or group acquires 15% or more of our outstanding common stock, each holder of a right (other than such person or members of such group) will then have the right to receive, upon exercise of a right, in lieu of shares of Series A Junior Preferred Stock, the number of shares of our common stock having a value equal to two times the then current exercise price of the right. If we are acquired in a merger or other business combination transaction after a person has acquired 15% or more of our common stock, each holder of a right will then have the right to receive, upon exercise of a right, a number of the acquiring company's common shares having a market value equal to two times the then current exercise price of the right. For persons who, as of the close of business on April 18, 2000, beneficially own 15% or more of our common stock, the rights plan "grandfathers" their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.

     We may redeem the rights for $.01 per right at any time prior to approximately the tenth day following the first public announcement of the acquisition of 15% of our common stock. At any time after a person has acquired 15% or more (but before any person has acquired more than 50%) of our common stock, we may exchange all or part of the rights for shares of common stock at an exchange ratio of one share of common stock per right. The rights expire on April 18, 2010.

     Our rights agreement has anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired, redeemed or declared invalid. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to

                                       24

enhance the ability of our board of directors to negotiate with an acquiror on behalf of all of the stockholders. In addition, the rights should not interfere with a proxy contest.

Preferred Stock

     General

     Our board of directors is authorized to issue shares of preferred stock from time to time up to an aggregate of 5,000,000 shares of our preferred stock, which includes 1,250,000 authorized shares of Series A Junior Preferred Stock issuable pursuant to the rights agreement described above. Our board of directors is authorized to issue shares of preferred stock in one or more series, and to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences or other special rights, qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law for each series of preferred stock.

     The prospectus supplement will describe the terms of any series of preferred stock being offered, including:

     o the designation of the shares and the number of shares that constitute the series;

     o the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

     o    the dividend periods (or the method of calculation thereof);

     o the date from which dividends on the preferred stock shall accumulate, if applicable;

     o    the voting rights of the shares;

     o the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

     o whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

     o whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

     o whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

     o    the provision of a sinking fund, if any, for the preferred stock;

     o whether the shares of the series of preferred stock will be listed on a securities exchange;

     o any special United States federal income tax considerations applicable to the series; and

     o the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

     Dividends

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     Unless otherwise set forth in the applicable prospectus supplement, holders of shares of preferred stock will be entitled to receive, when and as declared by our board of directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

     Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

     Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless:

     o if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

     o if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

     However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

     Redemption

     All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

     Liquidation Rights

                                       26

     Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution. However, the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

     If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

     Voting Rights

     The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

     Unless otherwise set forth in an applicable prospectus supplement, without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

     o increase or decrease the aggregate number of authorized shares of that class;

     o    increase or decrease the par value of the shares of that class; or

     o alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

     If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

     Miscellaneous

     Unless otherwise set forth in an applicable prospectus supplement, the holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual

                                       27

restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

     When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

     No Other Rights

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

     Transfer Agent

     The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

                             DESCRIPTION OF WARRANTS

     We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

     The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

     The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

     The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

     o the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

                                       28

     o the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

     o the procedures and conditions relating to the exercise of the warrants;

     o the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

     o    the offering price of the warrants, if any;

     o the date on which the right to exercise the warrants will commence and the date on which that right will expire;

     o a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

     o whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

     o    call provisions of the warrants, if any;

     o    antidilution provisions of the warrants, if any; and

     o    any other material terms of the warrants.

Exercise of Warrants

     Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

     o in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

     o in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

                                       29

     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

                              DESCRIPTION OF RIGHTS

     We may issue rights for the purchase of shares of preferred stock or common stock. Each series of rights will be issued under a separate rights agreement between us and a bank or trust company, all as set forth in the prospectus supplement relating to the particular issue of rights. The bank or trust company will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

     The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

     o the date for determining the stockholders entitled to the rights distribution;

     o the aggregate number of shares of preferred stock or common stock purchasable upon exercise of such rights and the exercise price;

     o    the aggregate number of rights being issued;

     o the date, if any, on and after which such rights may be transferable separately;

     o the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

     o    any special United States federal income tax consequences; and

     o any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

     The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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                              DESCRIPTION OF UNITS

     We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

     Any applicable prospectus supplement will describe:

     o the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

     o any material provisions of the governing unit agreement that differ from those described above.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities, preferred stock, common stock, warrants, rights, purchase contracts or units (together referred to as the "offered securities") through underwriters or dealers, directly to one or more purchasers or investors, through agents, or through a combination of these methods.

     Any applicable prospectus supplement will set forth the terms of the offering of any offered securities, including:

     o    the name or names of any underwriters, dealers or agents;

     o the price of the offered securities and the net proceeds to us from such sale;

     o any over-allotment options under which underwriters may purchase additional securities from us;

     o any underwriting commissions or other items constituting underwriters' compensation;

     o    any initial public offering price; and

     o    any securities exchanges on which such securities may be listed.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the offered securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

                                       31

     If a dealer is utilized in the sale of any offered securities, we will sell those offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

     We may sell offered securities directly to one or more purchasers, or through agents at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

     Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon by Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104. Kenneth L. Henderson, one of our directors, is a partner of Bryan Cave LLP. In addition, Bryan Cave LLP owns approximately 14,250 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements as of March 31, 2002 and March 31, 2003 and for each of the three years in the period ended March 31, 2003, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

                                       32

     o Our Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

     o Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2002, September 30, 2002 and December 31, 2002;

     o    Our Current Report on Form 8-K filed on May 5, 2003; and

     o The description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form S-3, Registration No. 333-46425, and our Registration Statement on Form 8-A, File No. 001-15839, filed on April 19, 2000.

     We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                                Activision, Inc.
                            3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
                            Attn: Investor Relations

     You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     All the amounts shown are estimates except the Securities and Exchange Commission registration fee.


                         Item                                           Amount
                         ----                                           ------

     Securities and Exchange Commission Registration Fee..............$  46,000
     Legal Fees and Expenses..........................................$  20,000
     Printing Expenses ...............................................$   1,000
     Accounting Fees and Expenses.....................................$  20,000
     Miscellaneous Expenses...........................................$   2,500
                                                                       --------
     Total                                                            $  89,500
                                                                       ========

Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL"), paragraphs A and B of Article SIXTH of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and paragraph 5 of Article VII of the Company's Amended and Restated By-laws (the "By-Laws") provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Paragraph B of Article SIXTH of the Certificate of Incorporation provides mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights shall include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Paragraph 5 of Article VII of the Company's By-laws currently provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Paragraph A of Article SIXTH of the Certificate of Incorporation contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

     The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company. In addition, the Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 16.  Exhibits

     (a)  Exhibits:

          1.1  Form(s) of Underwriting Agreement with respect to Debt
               Securities.*

          1.2  Form of Underwriting Agreement with respect to Preferred Stock.*

          1.3  Form of Underwriting Agreement with respect to Common Stock.*

          1.4  Form of Underwriting Agreement with respect to Warrants.*

          1.5  Form of Underwriting Agreement with respect to Rights.*

          1.6  Form of Underwriting Agreement with respect to Purchase
               Contracts.*

          1.7  Form of Underwriting Agreement with respect to Units.*

          4.1 Rights Agreement dated as of April 18, 2000, between us and Continental Stock Transfer & Trust Company, which includes as exhibits the form of Right Certificates as Exhibit A, the Summary of Rights to Purchase Series A Junior Preferred Stock as Exhibit B and the form of Certificate of Designation of Series A Junior Preferred Stock of Activision as Exhibit C, (incorporated by reference to our Registration Statement on Form 8-A, Registration No. 001-15839, filed April 19, 2000).

          4.2  Form of Senior Debt Securities Indenture.*

          4.3  Form of Senior Debt Securities.*

          4.4  Form of Subordinated Debt Securities Indenture.*

          4.5  Form of Subordinated Debt Securities.*

          4.6  Form of Warrant Agreement (including form of Warrant
               Certificate).*

          4.7  Form of Rights Agreement (including form of Right Certificate).*

          4.8 Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.*

          4.9  Form of Unit Agreement (including form of Unit Certificate).*

          4.10 Form of Common Stock Certificate.*

          4.11 Certificate of Designation of Preferred Stock.*

          4.12 Form of Preferred Stock Certificate.*

          5.1 Opinion of Bryan Cave LLP as to the legality of securities being registered.**

          10.1 Confidential License Agreement for Nintendo Gamecube (Western Hemisphere), dated as of November 9, 2001, between Nintendo of America Inc. and Activision Publishing, Inc.***

          10.2 License Agreement for the Nintendo Gamecube System (EEA), dated as of June 5, 2002, between Nintendo Co., Ltd. and Activision, Inc.***

          10.3 Confidential License Agreement for Game Boy Advance (Western Hemisphere), dated as of May 10, 2001, between Nintendo of America, Inc. and Activision Publishing, Inc.***

          10.4 Confidential License Agreement for the Game Boy Advance Video Game System (EEA, Australia and New Zealand), dated as of September 14, 2001, between Nintendo Co., Ltd. and Activision, Inc.***

          10.5 Microsoft Corporation Xbox Publisher License Agreement, dated as of July 18, 2001, between Microsoft Corporation and Activision Publishing, Inc.***

          10.6 Amendment to Microsoft Corporation Xbox Publisher License Agreement, dated as of April 19, 2002, between Microsoft Corporation and Activision Publishing, Inc.***

          10.7 Xbox Live Distribution Amendment to the Xbox Publisher Licensing Agreement, dated as of October 28, 2002, between Microsoft Corporation and Activision Publishing, Inc.***

          10.8 Licensed Publisher Agreement, dated as of July 13, 2002, between Sony Computer Entertainment America Inc. and Activision, Inc. ("Playstation license").***

          10.9 Amendment to Licensed Publisher Agreement, dated as of April 1, 2000, between Sony Computer Entertainment America Inc. and Activision, Inc. ("Playstation2 license").***

          10.10 Playstation2 Licensed Publisher Agreement, dated as of March 23, 2001, between Sony Computer Entertainment Europe Limited and Activision UK Limited.***

          12.1 Computation of Ratio of Earnings to Fixed Charges.

          23.1 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).**

          23.2 Consent of PricewaterhouseCoopers LLP.

          24.1 Power of attorney (included on signature page).**

          25.1 Statement of Eligibility of Trustee on Form T-1.*

--------------------
* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**   Previously filed.
*** Previously filed with registration statement on Form S-3 (Registration Number 333-101271. Confidential treatment has been granted with respect to certain portions of this document.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

               provided, however, that clauses (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the additional information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

               2. That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               4. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)1 or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               5. That, for the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on June 25, 2003.

                                         ACTIVISION, INC.

                                         By: /s/ Ronald Doornink
                                            ---------------------------------
                                            Ronald Doornink, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                            Title                       Date
          ----                            -----                       ----

          *                    Chairman, Chief Executive         June 25, 2003
---------------------------      Officer and Director
(Robert A. Kotick)

          *                    Co-Chairman and Director          June 25, 2003
---------------------------
(Brian G. Kelly)

/s/ Ronald Doornink            President, Activision, Inc.;      June 25, 2003
---------------------------      Chief Executive Officer,
(Ronald Doornink)                Activision Publishing, Inc.
                                 (Principal Executive Officer);
                                 and Director

           *                   Executive Vice President and      June 25, 2003
---------------------------      Chief Financial Officer
(William J. Chardavoyne)         (Principal Financial and
                                 Accounting Officer)

           *                   Director                          June 25, 2003
---------------------------
(Kenneth L. Henderson)

           *                   Director                          June 25, 2003
---------------------------
(Barbara S. Isgur)

           *                   Director                          June 25, 2003
---------------------------
(Steven T. Mayer)

           *                   Director                          June 25, 2003
---------------------------
(Robert J. Morgado)

*By: /s/ Ronald Doornink
    -----------------------
    Ronald Doornink
    (Attorney-in-fact)

                                  EXHIBIT INDEX
                                                          Page Number in Signed
Exhibit No.                        Description            Registration Statement

     1.1  Form(s) of Underwriting Agreement with respect to Debt Securities.*

     1.2  Form of Underwriting Agreement with respect to Preferred Stock.*

     1.3  Form of Underwriting Agreement with respect to Common Stock.*

     1.4  Form of Underwriting Agreement with respect to Warrants.*

     1.5  Form of Underwriting Agreement with respect to Rights.*

     1.6  Form of Underwriting Agreement with respect to Purchase Contracts.*

     1.7  Form of Underwriting Agreement with respect to Units.*

     4.1 Rights Agreement dated as of April 18, 2000, between us and Continental Stock Transfer & Trust Company, which includes as exhibits the form of Right Certificates as Exhibit A, the Summary of Rights to Purchase Series A Junior Preferred Stock as Exhibit B and the form of Certificate of Designation of Series A Junior Preferred Stock of Activision as Exhibit C, (incorporated by reference to our Registration Statement on Form 8-A, Registration No. 001-15839, filed April 19, 2000).

     4.2  Form of Senior Debt Securities Indenture.*

     4.3  Form of Senior Debt Securities.*

     4.4  Form of Subordinated Debt Securities Indenture.*

     4.5  Form of Subordinated Debt Securities.*

     4.6  Form of Warrant Agreement (including form of Warrant Certificate).*

     4.7  Form of Rights Agreement (including form of Right Certificate).*

     4.8 Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.*

     4.9  Form of Unit Agreement (including form of Unit Certificate).*

     4.10 Form of Common Stock Certificate.*

     4.11 Certificate of Designation of Preferred Stock.*

     4.12 Form of Preferred Stock Certificate.*

     5.1 Opinion of Bryan Cave LLP as to the legality of securities being registered.**

     10.1 Confidential License Agreement for Nintendo Gamecube (Western Hemisphere), dated as of November 9, 2001, between Nintendo of America Inc. and Activision Publishing, Inc.***

     10.2 License Agreement for the Nintendo Gamecube System (EEA), dated as of June 5, 2002, between Nintendo Co., Ltd. and Activision, Inc.***

     10.3 Confidential License Agreement for Game Boy Advance (Western Hemisphere), dated as of May 10, 2001, between Nintendo of America, Inc. and Activision Publishing, Inc.***

     10.4 Confidential License Agreement for the Game Boy Advance Video Game System (EEA, Australia and New Zealand), dated as of September 14, 2001, between Nintendo Co., Ltd. and Activision, Inc.***

     10.5 Microsoft Corporation Xbox Publisher License Agreement, dated as of July 18, 2001, between Microsoft Corporation and Activision Publishing, Inc.***

     10.6 Amendment to Microsoft Corporation Xbox Publisher License Agreement, dated as of April 19, 2002, between Microsoft Corporation and Activision Publishing, Inc.***

     10.7 Xbox Live Distribution Amendment to the Xbox Publisher Licensing Agreement, dated as of October 28, 2002, between Microsoft Corporation and Activision Publishing, Inc.***

     10.8 Licensed Publisher Agreement, dated as of July 13, 2002, between Sony Computer Entertainment America Inc. and Activision, Inc. ("Playstation license").***

     10.9 Amendment to Licensed Publisher Agreement, dated as of April 1, 2000, between Sony Computer Entertainment America Inc. and Activision, Inc. ("Playstation2 license").***

     10.10 Playstation2 Licensed Publisher Agreement, dated as of March 23, 2001, between Sony Computer Entertainment Europe Limited and Activision UK Limited.***

     12.1 Computation of Ratio of Earnings to Fixed Charges.

     23.1 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).**

     23.2 Consent of PricewaterhouseCoopers LLP.

     24.1 Power of attorney (included on signature page).**

     25.1 Statement of Eligibility of Trustee on Form T-1.*

--------------------
* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**   Previously filed
*** Previously filed with registration statement on Form S-3 (Registration Number 333-101271). Confidential treatment has been granted with respect to certain portions of this document.